LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made as of April 10, 2013, (the "Effective Date") by and between Ning Zhou MA, MBA, Ph.D., an individual acting alone or together with other partners as individuals, a partnership or as a corporation residing at 2962 Benchmark Drive, Salt Lake City, Utah 84109, USA, together with any subsidiaries or Affiliates, here and after named as Party A and Fresh Medical Laboratories Inc. a Delaware "C" Corporations with its primary office at 757 East South Temple, Suite 150, Salt Lake City, Utah 84102 USA, together with any subsidiaries or Affiliates, here and after named as Party B, each a "Party," and collectively the "Parties."

BACKGROUND

WHEREAS, Party B owns and or licenses certain Patents and other Party B Technology (as defined below) which have been demonstrated to have utility and safety in the assessment of risk associated with lung cancer, clinical study results were published in J. Thorac. Oncol 2012; 7: 681-689 by Yung RC, Zeng MY, Stoddard GJ, Garff M, Callahan KS; and

WHEREAS, Party A wishes to obtain a license from Party B to the Party B Technology for the purpose of developing and commercializing Party B Technology within the territory of the Peoples' Republic of China ("PRC"), Hong Kong and Macau, for the detection of lung cancer;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings indicated:

1.1 "**Affiliate**" shall mean any corporation or other business entity that during the term of this Agreement controls, is controlled by, or is under common control with a Party, but only for so long as such entity controls, is controlled by, or is under common control with that Party. For this purpose, control shall mean the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote, and for non-stock organizations, the right to receive fifty Percent (50%) or more of the profits by contract, such as a distribution contract or arrangement or otherwise, or in countries where control of fifty percent (50%) or more of such rights is not permitted in the country where such entity exists, the maximum permitted in such country.

1.2 "**Party B Know-How**" means any and all Know-How related to a medical impedance measurement technology and which is under the control of Party B as of the Effective Date and is necessary or useful to the use, development, manufacture, marketing, maintenance, promotion, distribution, sale and/or commercialization of Products in the Field.

1.3 "**Part B Technology**" means the Party B Know-How, and any intellectual property related to the development, manufacture, maintenance and sale of the ProLung Testing Unit as of the Effective Date. Party B Technology shall specifically exclude the technology described and excluded in Section 2.3 of this Agreement.

1.4 "**Business Day**" means any day other than Saturday or Sunday and any day other than a day on which banks in Salt Lake City, Utah, are required or authorized to be closed.

1.5 "**Confidential Information**" means any and all proprietary or non-public information (including information related to the Party B Technology and Party A's technology and intellectual property) of a Party relating to any trade secret, data, books and records, process, method, product, research project, work in process, future development, scientific or engineering matter, manufacturing, marketing or sales, business plan, financial or personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

1.5.1 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

1.5.2 is known by the receiving Party at the time of receiving such information, as evidenced by its written records maintained in the ordinary course of business;

1.5.3 is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

1.5.4 is independently developed by the receiving Party, as evidenced by its written records, without knowledge of, and without the aid, application or use of, the disclosing Party's Confidential Information; or

1.5.5 is the subject of a written permission to disclose provided by the disclosing Party.

1.6 "**Control**" means the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.7 "**Field**" shall mean the China market which shall include People's Republic of China, Hong Kong and Macao for medical devices intended for human use (i) which are marketed or sold or intended to be marketed or sold by making medical claims regarding the device's utility for diagnosing, screening, preventing, or mitigating Cancer, and (ii) which are approved by or intended to be approved by one or more regulatory authorities under the laws of the Peoples' Republic of China or any combination of provinces thereof, and of Hong Kong and Macau.

1.8 "**FOB Shipping Point**" means that Party A pays shipping cost, and takes responsibility for the Products when the Products leave Party B facilities.

1.9 "**First Commercial Sale**" means (a) with respect to a country, the first sale for use, consumption or resale of Product(s) utilizing the Party B Technology by Party A or its Affiliates

or Sub-licensees in such country and (b) with respect to the world generally, the First Commercial Sale in any country.

1.10 "**Improvements**" means any and all Know-How, developments, enhancements, modifications, inventions or discoveries in the Field relating to the Party B Technology that are developed, created or acquired by Party B or Party A, at any time during the Royalty Term, whether patentable or not, and shall include, but not be limited to, developments, inventions or discoveries intended to enhance the safety or efficacy of the Party B Technology and all intellectual property rights related thereto, in each case limited to the Field.

1.11 "**Know-How**" means any and all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols, any and all pre-clinical and clinical data, and information, whether or not patentable, which are not generally publicly known, including but not limited to any and all chemical, biochemical, toxicological, and scientific research information, whether in written, graphic or video form or any other form or format.

1.12 "**Net Sales**" shall be determined using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States, applied in a manner consistent with Party A's customary practices, and means the actual gross invoice sales of Product by Party A or its Affiliates, Sub-licensees, distributors, or other agents to Third Parties, excluding the following:

1.12.1 actual transportation charges, including insurance, paid by the selling party;

1.12.2 import, export, sales, use and excise taxes, tariffs and duties paid or allowed by a selling Party and any other governmental charges imposed upon the importation, use or sale of a PL Technology;

1.12.3 normal and customary (a) quantity discounts (including volume or formulary or other positioning discounts paid or credited to any wholesaler, purchaser or Third Party payor or other contractee as a result of a contractual arrangement specific to a Party B Technology), (b) cash discounts (including discounts for prompt payment), and (c) trade promotional allowances, credits, coupon redemptions and other trade development funds, in each case of (a), (b), or (c), in the ordinary course of a business;

1.12.4 discounts (including retroactive price reductions or a statutorily required reimbursement) mandated by or granted in response to local, state, provincial or federal law or regulation;

1.12.5 allowances or credits to customers on account of recalls, rejection or return (including for spoiled, damaged and outdated goods) in the ordinary course of business;

1.12.6 rebates paid or credited to any government or agency or any Third Party payor, administrator or contractee; and

1.12.7 wholesaler charge-backs allowed and taken in amounts customary in the trade.

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1.13 "**Patent**" means any and all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts of the foregoing and all improvements, supplements, modifications or additions.

1.14 "**Product or Products**" shall mean those medical devices (hardwares and softwares) that are based upon or utilize the Party B Technology, or otherwise would, but for the licenses granted in this Agreement. "Product" shall include, without limitation, PL's current ProLung Testing Unit as of the Effective Date of this Agreement.

1.15 "**Royalty Term**" means beginning with the Effective Date of this Agreement and continuing in perpetuity or until the termination of the license agreement.

1.16 **"Sublicensee"** shall mean any non-Affiliate Third Party to whom Party A grants the right to use, manufacture, import, offer for sale, and/or sell devices using Party B Technology which has also been approved by Party B.

1.17 **"SFDA"** means all permits, licenses and authorizations, including Marketing Authorizations required by the State Food and Drug Administration of China and any Competent Authority, whether regional, provincial or local within the Territory as a prerequisite to the manufacturing, packaging, marketing, and selling of the Product in China.

1.18 "**Third Party**" means any entity other than Party A or Party B or an Affiliate or Subsidiary of Party A or Party B.

1.19 **"Territory"**shall mean the strict political and geography boundary of People's Republic of China, Hong Kong and Macau as of the Effective Date. Territory shall NOT include any other political or geographic entity.

ARTICLE 2.

INTELLECTUAL PROPERTY AND GRANTS OF RIGHTS

2.1 Party B License Grant. Party B grants Party A an exclusive, royalty-bearing license, under Party B's interest in and to the Current Party B Technology as of the Effective Date of this Agreement, to make, have made, use, import, have imported, sell, offer for sale, manufacture and otherwise exploit and distribute the Party B Technology, all solely within the Field and within the Territory; and to utilize the Party B Technology to modify existing Products and develop additional Products for use and sale within the Field, as set forth above.

2.2 Delivery of Existing Party B Technology. Upon execution of this Agreement, Party B shall promptly deliver to Party A a copy of tangible materials and related documentation in Party B's possession or control that are necessary or useful to Party A's use and exploitation of the New Developments in the Field. The foregoing deliveries shall include, drawings, designs, documentation, run-time software, electronic files describing Know-How, copyrights, English

study protocols and trade secrets, etc. In addition, Party B will introduce its existing medical relationships such as PLA 301 in China and introduce certain Company key opinion leaders.

2.3 Existing Party B Technology Exclusions: Party B's proprietary circuit boards of the ProLung Testing Unit and Probe are excluded from the Party B License Grant.

2.4 New Patents and Product Developments: During the term of this Agreement, each party shall promptly notify each other of any additional Patents received by such party or its Affiliates. However, neither of the parties have any obligation to license any Patents, product improvements or other technology to the other party, except as may be mutually agreed upon by the parties in writing.

2.5 Chinese Clinical Trial: Clinical data obtained from the Chinese Clinical Study for SFDA approval will be jointly owned by Party A and Party B. Party A shall provide Party B with access to these clinical report forms, and to study reports on a timely basis.

2.6 Taiwan Market: Party A shall have the first right of refusal to purchase a license for Taiwan.

2.7 Ownership: Party A acknowledges that as between the parties, Party B shall own all interest in the Party B Technology. Party A agrees that it shall do nothing inconsistent with Party B's ownership of the Party B Technology, including, without limitation, any attack on the validity of the Party B's Licensed Patents or Party B's title thereto. Party A acknowledges that it shall have no right, title or interest in or to the Party B Technology except to the extent set forth in the license granted to Party A under this Agreement. Party B reserves all rights to use the Party B Technology in any market outside of the Field granted to Party A pursuant to this Agreement. Subject to the terms or conditions of this Agreement, each Party expressly acknowledges and agrees that it shall have no right, license or any other interest in the intellectual property or technology of the other Party.

2.8 Sub-licenses: Except as indicated below within 2.8, Party A may grant and authorize sublicenses within the scope of the licenses granted to Party A pursuant to this Agreement, provided each such Sub-licensee shall agree in writing to be bound by terms and conditions not inconsistent with, and no less protective of Party B's rights than, the terms and conditions hereof. All Sub-licenses shall be provided to Party B in writing prior to grant of Sub-license. Failure to provide such copies of sublicense(s) shall invalidate such prospective sublicense rights.

2.9 Modifications by Party A: If Party A independently develops or creates (or has developed or created) any modifications of a Product or derivative work of the Party B Technology, including any improvements and additions to and new versions of the Party B Technology, without participation from Party B, such modifications and derivative works (together with all related intellectual property rights) shall be solely owned by Party A, subject to Party B's interest in the underlying Party B Technology, and subject to royalty payment obligations under this Agreement if the resulting product is within the scope of the definition of "Product" set forth above.

2.10 Milestones: Party A hereby agrees to pursue an ongoing program of commercial development of Products within the Field and within the Territory, and to market and sell

Products within the Field. Party A evidences compliance with these Milestone obligations to Party B prior to the time periods indicated below

2.10.1 (i) beginning with the Effective Date of this Agreement and for a period of 36 months thereafter, Party A shall obtain SFDA (National or Provencal level) approval for the ProLung Test; and

2.10.2 (ii) beginning with the Effective Date of this Agreement and for a period of 60 months thereafter, Party A shall sell a minimum of 39,000 ProLung Tests; and

2.10.3 (iii) beginning with 60 months from the Effective Date of this Agreement and each year thereafter, Party A shall sell a minimum of 39,000 annual ProLung Tests.

2.11 Exclusivity Termination: Upon the expiry any of the Milestones stated in 2.10 above without the Party A's writing confirmation of completion of such Milestone, Party B may terminate Party B's rights of exclusivity by sending written notice of such failure to Party A. Once written notice of Milestone failure has been provided to Party A, Party B and its Affiliate's and Sub-licensees' shall have full rights and access to distribute and sell the ProLung Test in the Field.

2.12 Private Labeling of Products: Party A shall have the right to market, distribute and sell Products under trademarks chosen by Party A.

ARTICLE 3.

SUPPLY, TRAINING AND MANUFACTURING

3.1 Initial Supply: Party B will provide Party A two initial prototypes of ProLung Testing Units (devices and software) that may be purchased by Party A for $5,000 each, payment due on delivery FOB Shipping Point.

3.2 Ongoing Supply: Ongoing supply of ProLung Testing Units may be purchased by Party A for $5,000 per ProLung Testing Unit FOB Shipping Point. The price of the ProLung Testing Units shall increase annually by the amount of change in the US Producer Price Index of that year. The delivery of such additional ongoing supply shall be required the payment of 50% upon placement of a purchase order, 50% upon delivery.

3.3 ProLung Parts: Party A may purchase all Parts for the ProLung Testing Unit from Party B. Party B's proprietary circuit boards will be supplied by Party B to Party A at 20% plus Party B's cost FOB Shipping Point. The delivery of such additional ongoing supply shall require the payment of 50% upon placement of a purchase order, 50% upon delivery.

3.4 Support: Party B shall provide up to 200 hours to Party A in the combination of operator training, clinical training, manufacturing training and assistance with grants and Chinese patent applications. Additional hours will be at Party A's expense subject to negotiation between the Parties. Travel and lodging for the provision of such training shall be at the expense of the Party A.

3.5 Manufacturing Rights and Restrictions: Devices are allowed to be manufactured within the Territory by Party A, its subsidiaries or Affiliates, but cannot be sold outside of Territory without the prior written consent of Party B. Party A devices sold outside of Territory without the prior written consent of Party B shall constitute a breach of this Agreement. Party A must implement a tracking and registration process to ensure that their devices remain in the Territory. Should licensed devices be discovered outside of the Territory, of manufacturing origin within the Territory, without such tracking and registration, the Party A shall be required to investigate the details of the commercial availability, make a report to Party B and take such legal steps available to terminate such illegal distribution.

ARTICLE 4.

PAYMENTS AND REPORTS

4.1 First Payment: Party A shall pay a $100,000 payment to Party B upon the Effective Date of this Agreement.

4.2 Revenue Milestone Payment: Party A shall pay $200,000 to Fresh Medical Laboratories, Inc. when Net Sales of Party A reach an accumulative sum of three million US dollars ($3,000,000).

4.3 Royalties: During the Royalty Term, Party A shall pay to Party B a royalty based on the aggregate Field Net Sales during each year in an amount equal to seven percent (7%) of Net Sales of Products sold by Party A and its Sub-licensees.

4.4 Royalty Reports and Payments: After the First Commercial Sale by Party A, its Affiliates or Sub-licensees of a Product for which royalties are payable under this Article 4, Party A shall make quarterly written reports to Party B within thirty (45) days after the end of each quarter, stating in each such report the number, description, and aggregate Net Sales of such Products sold during the preceding quarter. Simultaneously with the delivery of each such report, Party A shall pay to Party B the royalties, if any, due to Party B for the period of such report. If no royalties are due, Party A shall so report.

4.5 Taxes and Duties: All taxes and duties levied on account of the payments accruing to either Party (the "Receiving Party") under this Agreement shall be paid by the Receiving Party for its own account, including taxes levied thereon as income to the Receiving Party. If provision is made under Applicable Laws for withholding, such tax shall be deducted from the payment made by the other Party paid to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Receiving Party. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

4.6 Payment Method: Unless otherwise set forth herein, all amounts payable under this Agreement shall be made by wire transfer or check drawn on a United States bank account and delivered to Party B at the address set forth in Section 10.4 or such other business address as Party B may designate in writing. All payments hereunder shall be made in U.S. dollars. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due calculated on the number of days such payment is delinquent.

4.7 Currency Conversion: If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. dollars, quoted for current transactions reported in The Wall Street Journal, on the last day of the calendar quarter to which such payment pertains.

4.8 Inspection of Books and Records: Party A shall maintain accurate books and records to enable the calculation of royalties payable hereunder to be verified. Party A shall retain the books and records for each quarterly period for three (3) years after the submission of the corresponding report. Upon thirty (45) days prior notice to Party A, independent accountants selected by Party B may have access to the books and records of Party A to conduct a review or audit once per calendar year, for the sole purpose of verifying the accuracy of Party A's payments and compliance with this Agreement. Such access shall be permitted during Party A's normal business hours during the term of this Agreement and for three (3) years after the expiration or termination of this Agreement. Any such inspection or audit shall be at Party B's expense, unless the inspection or audit shows an underpayment of five percent (5%) or more in the payments owed under this Agreement to Party B by Party A during any calendar quarter being audited, in which case Party A shall bear the costs of such inspection or audit. In the event Party A does not agree with the conclusions of such accounting report (whether such payments were underpaid or overpaid), then Party A shall notify Party B within thirty (30) days after receipt of Party B's accountant's report. Thereafter, the Parties shall use reasonable, good faith efforts to discuss and resolve their differences, for a period of not less than thirty (30) days.

ARTICLE 5.

TERM AND TERMINATION

5.1 Term: The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue in full force and effect until the Royalty Term ends.

5.2 Termination for Cause: If either Party materially breaches this Agreement, the non-breaching Party shall give the breaching Party written notice describing the alleged breach. If the breaching Party has not cured such breach within thirty (30) days after receipt of such notice, the notifying Party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, if either Party receives notification from the other of a material breach and if the Party alleged to be in breach notifies the non-breaching Party in writing within thirty (30) days of receipt of default

notice that it disputes the asserted default, the parties shall discuss in good faith and attempt to resolve such dispute. If the parties are unable to resolve such dispute within thirty (30) days after notice of the dispute is received by the non-breaching Party, the matter will be submitted to a court of law.

5.3 Effect of Termination.

5.3.1 Accrued Rights and Obligations: Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination (including the payment of any accrued but unpaid royalties, fees or other payments), nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

5.3.2 Return of Confidential Information: Upon any termination of this Agreement, each Party shall promptly return to the other Party all Confidential Information received from the other Party.

ARTICLE 6.

CONFIDENTIALITY

6.1 Confidential Information: Except as expressly provided in this Agreement, neither Party shall use for its own benefit or the benefit of any Third Party, or disclose to any Third Party, any Confidential Information received from the other Party hereto. In addition, either Party may disclose Confidential Information of the other (a) to its legal representatives, employees and Affiliates, and legal representatives and employees of Affiliates, consultants and Sub-licensees, to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement, and provided such representatives, employees, consultants and Sub-licensees have agreed in writing to obligations of confidentiality with respect to such information no less stringent than those set forth herein; (b) in connection with the filing and support of Patent applications; (c) as reasonably required in the course of a private financing or sale of such Party; (d) or if disclosure is compelled to be disclosed by a court order or Applicable Law or regulation, provided that the Party compelled to make such disclosure (i) requests confidential treatment of such information, (ii) provides the other Party with sufficient advance notice of the compelled disclosure to provide adequate time to seek a protective order, and (iii) discloses only the minimum necessary to comply with the requirement to disclose.

ARTICLE 7.

INDEMNIFICATION

7.1 Indemnification: Both of Party A and Party B shall indemnify, defend and hold harmless each other, its Affiliates, directors, officers and agents from and against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other Third Party lawsuit, claim, demand or other action (a "Liability") insofar as such Liability or actions in

respect thereof occurred subsequent to the Effective Date, and arises out of or is based upon (a) any misrepresentation or breach of any of the warranties, covenants, obligations or agreements made by both of Parties in this Agreement; or (b) its Affiliates', Sub-licensees' or agents' use, marketing, promotion, sale or distribution of the Party B Technology or Products.

7.2 Prompt Notice Required: No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the indemnitee (the "Indemnitee") to the persons against whom indemnification may be sought (the "Indemnitor") as soon as reasonably practicable after such Indemnitee becomes aware of such claim. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Liability and shall specify the amount of Liability, if available, and relevant details thereof. The Indemnitor shall notify the Indemnitee no later than thirty (30) days from such notice of its intention to assume the defense of any such claim. Failure of the Indemnitee to notify the Indemnitor within such notice period shall not relieve the Indemnitor of any liability hereunder, except to the extent the Indemnitor reasonably demonstrates that the defense of such Third Party claim is prejudiced by such failure.

ARTICLE 8.

REPRESENTATIONS AND WARRANTIES

8.1 Party B Representations and Warranties: Party B represents and warrants that: (a) it is a corporation duly organized validly existing and in good standing under the laws of Utah; (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Party B; (c) this Agreement is a legal and valid obligation binding upon Party B and is enforceable in accordance with its terms; (d) the execution, delivery and performance of this Agreement by Party B does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor to the best of its knowledge violate any Applicable Laws; (e) Party B has the right to grant the rights and licenses granted herein.

8.2 Party A Representation and Warranties: Party A represents and warrants that: (a) Ning Zhou is a US citizen and in good standing under the laws of the State of Utah (b) this Agreement is a legal and valid obligation binding upon Party A and is enforceable in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by Party A does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor to the best of its knowledge violate any Applicable Laws.

ARTICLE 9.

EXPORT CONTROL LAWS

9.1 Party A acknowledges that it is subject to United States laws and regulations controlling the export of products or technical information. Party A agrees that it will not export, directly or indirectly, any technical information acquired from PL under this Agreement or any products using such technical information to any country for which the United States government or agency thereof at the time of export requires an export license or other governmental approval,

without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

ARTICLE 10.

GENERAL

10.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to principles of conflicts of laws or the U.N. Convention on the Sale of Goods. Disputes arising out of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts located in Salt Lake County, Utah, and each Party hereby consents to the personal jurisdiction and venue thereof.

10.2 Independent Contractors: The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

10.3 Assignment: This Agreement shall be not be assignable by either Party without the other Party's prior written consent, which shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement without such consent in connection with a transfer of all or substantially all of its assets to which this Agreement relates, whether by sale, merger, operation of law or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

10.4 Notices: All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, to the addresses set forth below (or such other address as a Party may notify the other of in writing):

Party A: Ning Zhou
2962 Benchmark Drive
Salt Lake City, Utah 84109

Party B: Fresh Medical Laboratories, Inc.
Attn: Steven Eror
President and Chief Executive Officer
757 E. South Temple Suites 150
Salt Lake City, Utah 84102

Notice so given shall be deemed given and received (a) if by mail, on the fourth day after posting; (b) if by cable, electronic, telegram, telex or personal delivery, on the date of actual transmission, with evidence of transmission acceptance, or (as the case may be) personal or other delivery; and (c) if by overnight delivery courier, on the next Business Day following the day such notice is delivered to the overnight delivery courier service.

10.5 Force Majeure: Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, act of God, acts of public enemies, earthquake, flood,

lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party and the nonperforming Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

10.6 Compliance with Laws: Each Party shall furnish to the other Party any information related to the subject matter of this Agreement requested or required by that Party during the term of this Agreement or any extensions hereof to enable that Party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

10.7 LIMITATION OF LIABILITY: EXCLUDING A BREACH BY EITHER PARTY OF ITS RESPECTIVE CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF A BREACH OF THIS AGREEMENT OR ANY WARRANTY OR OBLIGATION HEREUNDER, EVEN IF SUCH PARTY KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF ANY SUCH LIABILITY. THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY OR ANY AFFILIATE FOR ANY AND ALL CLAIMS RELATING TO OR ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO (A) THE SUM OF PAYMENTS PAID OR PAYABLE BY PARTY A TO PARTY B FOR THE TWO (2) YEAR PERIOD PRECEDING THE CLAIM, OR (B) THE AMOUNT OF $100,000, WHICHEVER IS GREATER, PROVIDED THAT THIS TOTAL LIABILITY CAP SHALL NOT APPLY TO A BREACH OF THE SCOPE OF THIS LICENSE BY Party A, A BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 6., OR INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 7.

10.8 Further Assurances: At any time or from time to time on and after the date of this Agreement, a Party shall at the written request of the other Party (a) deliver to the Party such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (c) take or cause to be taken all such actions, as the other Party may reasonably deem necessary or desirable in order for the other Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

10.9 Severability: In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

10.10 Waiver: No waiver by either Party of any nonperformance or violation by the other Party of any of the covenants, obligations or agreements of such other Party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by either Party be deemed to be a waiver by such Party of its rights or remedies with respect to such violation or nonperformance.

10.11 Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements or understandings including the Exclusive License

Agreement, whether oral or written, between Party A and Party B with respect to the subject matter hereof. No variation, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both parties hereto. Without limiting the generality of the foregoing, no modification or amendment of this Agreement shall be effected by or result from the receipt, acceptance, signing or acknowledgment of any Party's purchase orders, order acknowledgments, invoices, shipping documents or other business forms containing terms or conditions in addition to or different from the terms and conditions set forth in this Agreement.

10.12 Headings: The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.

10.13 Written Documentation: It is understood and agreed that where this Agreement provides that a matter shall be agreed by the parties, or that a notice, consent, approval, election or the like must be given, made, or otherwise communicated, the same shall only be effective if made in writing signed by a representative of the Party that is to be bound thereby.

10.14 License Agreement Acceptance Deadline: Party A and Party B agree to execute this Agreement no later than April 10, 2013.

10.15 Counterparts; Facsimile; Scan: This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument. This Agreement may be signed and delivered to the other Party by facsimile signature or email scan and such transmission shall be deemed a valid signature.

IN WITNESS WHEREOF, Party A and Party B have executed this Agreement by their respective duly authorized representatives.

Party A: Ning Zhou

By: [signature] 4/10/13

Date

Its: Individual

Party B: Fresh Medical Laboratories, Inc.

By: [signature] April 10, 2013

Date

Its: CEO & President